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                                                                   Exhibit 10.12

[LOGO] SOUTH CHINA BREWING COMPANY LIMITED


27/4/95

PRIVATE & CONFIDENTIAL
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Mr. Edward Cruise Miller
901 NE 43rd Street, Apt. 302
Seattle WA 98105

Dear Sir,

We at South China Brewing Company Ltd. have the pleasure in offering you an appointment with our company as a Brewmaster on the following terms:

1. DEFINITIONS

  In this letter, unless otherwise stated requires:

  (a) 'Company' means South China Brewing Co. Ltd.
  (b) 'Date of Termination' means:
      (i) in the event of termination for cause, the date upon which notice is served on you or the date stipulated in such notice, whichever is later, or
      (ii) in the event of termination other than cause where the Company elects to make payment in lieu of notice, the last day upon which you are required by the Company to attend position, or
      (iii) in the event of termination other than for cause where the Company elects not to make a payment in lieu of notice, the last day of that notice period.

  (c) 'Commencement Date' means the date on which you take up your employment with the Company.

  (d) 'Salary' means the salary payable to you in accordance with paragraph 3(a) excluding any bonus or other benefits.

2. EMPLOYMENT

  You will be employed as a Brewmaster for a period of two (2) years with effect from the Commencement Date which is 1/5/95.

3. REMUNERATION

  (a) Salary

      The Company will pay you a salary of Hong Kong Dollars Three Hundred Twelve Thousand (HK$312,000) per annum by monthly installments in arrears from the Commencement Date. Your salary will be subject to review one calendar year from Commencement Date.


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  (b) Bonus

      Provided your employment has not been terminated for cause under paragraph 4(c), the Company will, about ten days before your salary review, pay you a bonus, in respect of your employment during the previous year, equal to one (1) month's salary at the rate prevailing at the end of the previous year. Subsequent bonus amounts will be at the sole discretion of the Company but will not equal less than one (1) month's salary at the rate prevailing at the end of the previous year. In the event of termination for cause by the Company or by you in accordance to paragraph 4(a)(c), no bonus will be paid for the year in which termination occurs.

  (c) Medical Benefits

      You will be provided with a worldwide Medical Benefits Insurance Scheme for the duration of your employment provided you are accepted for coverage, which is at the sole discretion of the insurer.

  (d) Leave & Travel

      (i) You will be entitled to two weeks leave for your first complete calendar year and three weeks for your second complete calendar year which will taken as determined by the Company. Time at which leave is taken is dependent on seniority, family circumstances and the exigencies of the Company's business but subject thereto, arrangements will be made in so far as practicable to suit your convenience.
      (ii)  Your leave cannot be accumulated.
      (iii) If your employment is terminated for cause under paragraph 4(c) you will not be entitled to leave accrued prior to Date of Termination unless the Company at its discretion otherwise determines.
      (iv) You will be provided one (1) round trip 'Excursion' fare air ticket for yourself for each calendar year for travel to the United States, or passages up to the equivalent if you wish to take your leave elsewhere.

4. TERMINATION

  (a) By You

      You may terminate your employment by giving to the Company not less than three (3) months previous notice in writing or payment of three months' salary in lieu of notice.

  (b) by the Company without cause

      The Company may terminate your employment without cause:

      (i) At anytime by giving to you three (3) months' previous notice or by paying you three (3) months' salary in lieu of notice.
      (ii)  For the avoidance of doubt, neither the Company nor you shall be




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            obliged to make payment to the other in lieu of notice in respect of allowances or benefits in the event of termination.

  (c) By the Company with Cause

      (i) For the purposes of this paragraph and all other provisions of this letter relating to termination for cause, 'cause' shall mean:

            Dishonesty, whether or not in connection with the employment; willful disobedience or non-compliance with the terms of this letter or any lawful orders or instructions given by the Company; incompetence or negligence in the performance of duties; bankruptcy or failure to pay debts within a reasonable time; conviction of a crime; ill-health certified to be self-induced; the taking of drugs prohibited by Hong Kong law; actions, which at the conclusion of the Company, adversely affect your ability to perform properly in your duties or your and/or the Company's standing and reputation in the community.

      (ii) The Company may at anytime terminate the employment for cause as aforesaid on immediate notice and without payment or compensation whatsoever.

      (iii) If during your contract you take on any outside employment without prior written permission of the Company you will be liable to immediate dismissal.

  (d) By the Company in the event of ill-health which is not self-induced

      If a certified medical practitioner, as chosen by the Company, determines that your health does not permit you to properly discharge your duties and that your condition is not self-induced, the Company may terminate your contract on terms no less favorable to you than set out in paragraph 4(a)(b).


5. CONFIDENTIALITY

   You shall not disclose or utilize directly or indirectly, other than on the behalf of the Company, and will keep confidential, both during your employment with the Company and thereafter all confidential or proprietary information which may come to your knowledge concerning the business affairs of the Company and their respective customers, clients, principals and agents.

6. GOVERNING LAW

   The terms and conditions herein set out shall be construed in accordance with the laws of Hong Kong.



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Please sign and return the attached copy of this letter to record your acceptance of the above terms and conditions.

Yours faithfully,
South China Brewing Company Limited




/s/ David K. Haines

David K. Haines
Managing Director

I hereby accept employment on the terms of the above written letter.




Signed:                   /s/ Edward Cruise Miller                  Date: 1/5/95
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